UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013 (March 6, 2013)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Cash-Based Executive Performance Incentives

On March 6, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Luminex Corporation (the “Company”) approved the 2013 cash-based performance incentive opportunities under the Company's Management Incentive Plan for the Company's named executive officers.

The performance awards under the Management Incentive Plan are based upon achievement of established Company performance objectives (“Company Objectives”) as well as personal business objectives and leadership objectives (“Individual Objectives”), in each case as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee.  The Company Objectives are based on (i) total revenue, (ii) revenue for high margin items (beads, royalties and assay sales), and (iii) operating profit, with each objective given a specified weight.  The Individual Objectives are based on specified projects, leadership objectives or other requirements relevant to each officer's responsibilities at the Company, including certain research and development goals and product development milestones, with each objective given a specified weight.

The total target awards for 2013 are weighted 50% for the achievement of the Company Objectives and 50% for the achievement of Individual Objectives and are based on a target bonus established by the Committee for each participant. The target bonuses for each named executive officer approved, reflected as a percentage of 2013 earned base salary, are the same as for 2012 and are as follows:

Name	Title	Target Bonus
Patrick J. Balthrop, Sr.	President and Chief Executive Officer	100%
Harriss T. Currie	Chief Financial Officer, Senior Vice President, Finance, and Treasurer	50%
Michael F. Pintek	Senior Vice President, Operations	50%
Jeremy Bridge-Cook	Senior Vice President, R&D	50%
Russell W. Bradley	Senior Vice President, Business Development and Strategic Planning	50%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met.  Generally, except as noted below for Mr. Balthrop, the Company Objectives are subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for Company Objectives based on financial results between specified minimum, target and maximum thresholds, calculated on a linear basis. The minimum thresholds represent the level of Company performance below which no incentive will be paid for specified Company Objectives and are established annually by the Committee. The target thresholds represent the level where the actual incentive award paid for specified Company Objectives equals the targeted award and the maximum thresholds represent the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for designated minimum threshold performance start at 50% of the target value for each Company Objective.  Except as otherwise determined by the Committee, Individual Objectives are generally not subject to an overachievement scale, but are weighted and graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce partial completion, in each case as determined by the Committee.

Mr. Balthrop's Company Objectives overachievement payouts are limited to 200% of the target bonus for Company Objectives, and certain of Mr. Balthrop's Individual Objectives are subject to overachievement payouts up to 200% for 2013. Accordingly, the Management Incentive Plan opportunities for 2013 provide for potential performance bonuses ranging from 0% to 175% of Mr. Balthrop's target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance